Exhibit 99.3

Corrected Transcript  1-877-FACTSET www.callstreet.com  Total Pages: 21  Copyright © 2001-2019 FactSet CallStreet, LLC  22-Apr-2019  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc Call

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  2  Copyright © 2001-2019 FactSet CallStreet, LLC  CORPORATE PARTICIPANTS  Jonathan Doros  Vice President-Investor Relations, Jacobs Engineering Group, Inc.  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc.  Kevin C. Berryman  Executive Vice President & Chief Financial Officer, Jacobs Engineering  Group, Inc.  Cliff Reynolds  Senior Vice President, Growth and Sales, Jacobs Engineering Group,  Inc.  Terence D. Hagen  Chief Operating Officer, Jacobs Engineering Group, Inc.  ...  OTHER PARTICIPANTS  Lucy Guo  Analyst, Cowen & Co. LLC  Josh Sullivan  Analyst, Seaport Global Securities LLC  Jamie L. Cook  Analyst, Credit Suisse Securities (USA) LLC  Andrew John Wittmann  Analyst, Robert W. Baird & Co., Inc.  Michael S. Dudas  Analyst, Vertical Research Partners LLC  Steven Fisher  Analyst, UBS Securities LLC  Tahira Afzal  Analyst, KeyBanc Capital Markets, Inc.  Jerry Revich  Analyst, Goldman Sachs & Co. LLC  Andrew Kaplowitz  Analyst, Citigroup Global Markets, Inc.

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  3  Copyright © 2001-2019 FactSet CallStreet, LLC  MANAGEMENT DISCUSSION SECTION  Operator: Good morning. My name is Chris and I will be your conference operator today. At this time I would like  to welcome everyone to the Jacobs to Acquire KeyW Conference Call. All lines have been placed on mute to  prevent any background noise. After the speakers' remarks, there will be a question-and-answer session.  [Operator Instructions] Thank you.  Jonathan Doros, Investor Relations, you may begin your conference.  ...  Jonathan Doros  Vice President-Investor Relations, Jacobs Engineering Group, Inc.  Thank you, Chris, and thanks to everyone for joining us today for a special webcast presentation regarding the  announcement we made this morning about Jacobs acquisition of KeyW. I'm joined on the call by Steve  Demetriou, our Chair and CEO; and Kevin Berryman, Executive Vice President and Chief Financial Officer. Over  the next few slides Steve will provide an overview of the transaction and strategic rationale. Kevin will then  discuss the compelling financial benefits of the deal before we turn over for Q&A. Terry Hagen, Chief Operating  Officer; and Cliff Reynolds, ATEN's Senior Vice President of Growth and Sales will join Steve and Kevin during  the Q&A session.  Before we would begin, I refer you to slide 3 for specific legal and financial commentary as well as our forwardlooking  statement disclaimer. Certain statements contained in this presentation constitute forward-looking  statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of  the Securities and Exchange Act of 1934, as amended, and such statements are intended to be covered by the  Safe Harbor provided by the same. Statements made in this presentation that are based on historical fact are  forward-looking statements, including statements about whether and when the transaction between Jacobs and  KeyW will be consummated, anticipated financial and other benefits thereof. Although such statements are based  on management's current estimates and expectations, and currently competitive, financial and economic data,  forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements  as actual results may differ materially.  We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual  results to differ materially from what is contained, projected, or implied by our forward-looking statements. The  potential risks and uncertainties include, among others, the possibility that Jacobs and KeyW may be unable to  obtain regulatory approval or that other conditions to closing the transaction may not be satisfied, such as the  transaction will not close or the closing maybe delayed; general economic conditions; the possibility of  unexpected costs, liabilities or delays in connection with the transaction; the risk that the transaction disrupt our  current plans and operations; the ability to recognize the benefits of the transaction; the amount of costs, fees,  expenses, and charges related to the transaction; the outcome of any legal proceedings related to the transaction;  the occurrence of any event or change of circumstances that could give rise to termination of the Agreement of  the Plan Merger.  A description of some additional factors that may occur that could cause actual results to differ from forwardlooking  statements, please see our Annual Report on Form 10-K for the year ended September 28, 2018, in  particular the Risk Factors discussion under as well as the filings with the United States Securities and Exchange

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  4  Copyright © 2001-2019 FactSet CallStreet, LLC  Commission. The company is not under any update – to update any forward-looking statements after the date of  this presentation to confirm to the actual results, except as required by applicable law.  With that, I will now turn it over to Steve, our Chair and CEO to discuss our agenda.  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc.  Thank you, John, and hello everyone. Early this morning we announced a definitive agreement to acquire KeyW,  another key step in transforming Jacobs into a higher margin, higher growth next-generation solutions provider.  This combination unites complementary capabilities, cultures, client relationships, proprietary technology and  products to accelerate Jacobs' profitable growth strategy. We have committed to maintain disciplined capital  allocation and this transaction aligns with our stated M&A criteria both strategically and financially. We are  confident this will translate into significant value for Jacobs' shareholders, more opportunities for employees and  new differentiated end-to-end solutions for our clients.  Turning to slide 5, for those of you unfamiliar with KeyW, let me provide an overview and highlight why we're so  excited about this transaction and the value we will create by bringing these two great companies together. KeyW  is a leading national security provider of advanced engineering and technology solutions for the intelligence, cyber  and counterterrorism communities, all key growth areas in our Aerospace Technology and Nuclear line of  business. There are four key elements of the transaction that make it attractive for us. First, KeyW adds  Intelligence, Surveillance and Reconnaissance or ISR, differentiated cyber technology and mission-critical IT and  analytics capability to our solution set. This transaction enhances Jacobs' portfolio by adding intellectual propertydriven  technology with unique proprietary C5ISR solutions.  Next, it will also establish Jacobs as a leader in the high-growth space ISR market. And finally, the deal will  deepen our relationships with the intelligence community and increase the number of Jacobs' personnel clear to  the top secret level or higher by approximately 50%. Moving to slide 6, this transaction has an enterprise value of  $815 million. This represents an attractive enterprise value multiple of 10 times estimated 2020 adjusted EBITDA.  Following the completion of this transaction and as a result of the ECR divestiture, we will maintain a very  attractive and flexible balance sheet with pro forma net debt just under one times adjusted EBITDA. We have  identified targeted run rate cost synergies of $15 million, which is primarily duplicative public company cost and  real estate. We also believe there are greater than $100 million of revenue synergies, which were not included in  our base case evaluation.  At Jacobs, we are driven by maximizing returns. Therefore, we will be highly focused on delivering $0.25 to $0.30  of expected fiscal 2020 adjusted EPS accretion assuming full run rate cost synergies. Equally important is our  estimated double-digit return on capital that delivers shareholder value. We expect to close this transaction by  August of this year. Let's now turn to slide 7 and look at who KeyW is and why we find this combination so  attractive? KeyW is a leading national security provider of advanced engineering and technology solutions that  are unique and differentiated across their three lines of business. ISR Products and Solutions, Advanced Cyber  Operation Solutions, and Mission IT and Analytics. 76% of KeyW employees hold a Top Secret Clearance or  greater. KeyW has a strong backlog with more than $1 billion with significant upside potential in high growth areas  such as ISR.  Also, KeyW demonstrates high win rates for both new business and major re-competes. This is driven by its  disciplined business development approach and long-standing client relationships with recurring contracts  supporting some of the U.S. government's most unique and challenging missions with over two thirds of the

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  5  Copyright © 2001-2019 FactSet CallStreet, LLC  revenue with the Intel community. Importantly, due to the critical national security implications of their mission,  KeyW's revenue is highly resilient from government shutdowns and budget cuts. Moving to slide 8, KeyW's  business is completely focused on the security of the United States and its allies. By applying the latest  technology to gather raw data and quickly convert it into actionable intelligence for operators in the field.  KeyW's mission support counterterrorism and cybersecurity needs and are focused around the intelligence  community, FBI, local law enforcement and other associated agencies. KeyW is unique in their ability to rapidly  develop and deploy sensor capabilities to gather and process data in austere locations. The Cyber and Mission IT  businesses also support the safeguarding, transmission, storage and analysis of data. This results in the delivery  of specific information required to carry out a successful mission. Combined with our existing complementary  enterprise IT and cybersecurity capabilities currently supporting the intelligence community, CellCom and other  similar clients, we will be able to bring to market a full spectrum of ISR, IT and cyber capabilities with an even  larger pool of highly cleared, technically proven employees.  With that underpinning, let's look at each of the three sectors in a bit more detail. Turning to slide 9 for a brief  overview of the ISR Products and Solutions business; to put this opportunity in perspective, the ISR sector is  anticipated to reach over $46 billion of annual spend by 2024. This segment is a high technology solutionsoriented  business focused primarily on sophisticated sensors, radars and communication devices to support  intelligence gathering. KeyW designs, builds and deploys highly specialized sensors. In essence, turnkey delivery  in response to specific client needs. These solutions are difficult to replicate and include proprietary technology,  which is their intellectual property. Additionally, KeyW specializes in rapid deployment of systems for urgent  operational needs, such as or counter-IED, precise geo-location, foliage penetration, tracking, and special  communications and wide area surveillance.  This is accomplished through a quick reaction capability or QRC providing innovative one of a kind technology  solutions that include in-house rapid sensor integration and deployment. This unique combination of innovative  solutions, technical expertise, mission performance, and QRC positions KeyW as a leader in the high growth  space based ISR sector. Finally, we also believe there are also significant cross-selling opportunities in our  building, infrastructure, advanced facilities line of business with adjacent clients. Moving to slide 10, in Advanced  Cyber Operation Solutions, there is $15 billion of annual U.S. spend on cyber with strong growth projections. In  this segment, KeyW has industry-leading offensive and defensive computer network operations expertise and  mission capabilities fortified by unique proprietary tools in a customized training curriculum.  KeyW will add to Jacobs' existing cyber capabilities in enterprise IT to include unique mission support, cyber  intelligence, cyber security, and cyber training solutions such as intel analysis, secure mobile communications,  and scenario drill exercises for the nation's most sophisticated cyber operations. Their advanced analytics allow  for real-time decision-making and KeyW's intellectual property-driven solutions and offensive mission create  enduring client relationships and commitment. Moving to slide 11; in the Mission Critical IT and Analytics business  line KeyW provides software engineering and application development capabilities. They build and deploy highly  reliable, portable, secure and resilient IT platforms for the nation's most sensitive missions for clients like NSA,  CIA, FBI and other intelligence agencies.  KeyW's Mission IT focus capability is complementary to our ATEN's existing enterprise IT capabilities, allowing us  to cover both ends of the spectrum. Turning to slide 12, at our recent Investor Day we focused on the importance  of culture and the priority that we place on it at Jacobs. Great acquisitions start with bringing together companies  that are aligned and have compatible cultures. We believe this combination achieves that. We worked closely with  the KeyW team during the due diligence process to understand each other's cultures and strongly believe the two  companies are a great fit. Fundamentally the core of this combination is about a world-class team with shared

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  6  Copyright © 2001-2019 FactSet CallStreet, LLC  values, centered on innovation, a focus on the client's mission and recruiting and retaining the world's best talent.  As we got to know each other, there were aspects of KeyW's culture that really resonated with us.  A focus on mission, always doing the right thing for their clients, encouraging innovation while remaining nimble to  respond to shifts in mission or disruptors in the world. The combination of Jacobs and KeyW creates an exciting  and powerful shared culture and in the process will accelerate our journey to become a company like no other.  Turning to slide 13, our ATEN line of business strategy that we presented at our recent Investor Day is centered  on technology and innovation and positioning Jacobs to be a premier government services player. To that end,  the KeyW acquisition checks all the boxes of ATEN's strategic priorities, which includes focusing on high value  mission focused programs and high margin complementary niche sectors, increasing our cyber engineering  capability, driving a culture of innovation throughout the organization and accelerating margin expansion and  profit growth in national priority markets.  The government services competitive landscape is highly fragmented and we have demonstrated our ability to  organically take share as a result of our compelling value proposition based on deep technical expertise, a  localized delivery model and an efficient cost structure. KeyW now provides us the opportunity to take it to an  even higher level in this highly attractive market. In summary, acquiring KeyW directly aligns with our Jacobs  strategy and represents a compelling return for our shareholders. KeyW brings new capabilities to Jacobs with  proven technology relied upon by the intelligence community and associated agencies. We firmly believe KeyW's  ISR technology is leading edge and they are differentiated by their ability to deliver at a faster pace and lower cost  than traditional space ISR providers.  Jacobs brings the global platform and the financial strength needed to materially accelerate KeyW's trajectory in  the multibillion dollar space intelligence industry. Together, our enterprise IT and defensive cyber capability  complemented by KeyW's Mission IT and offensive cyber capability will enable us to offer the full spectrum of IT  services. Jacobs existing clients already recognize us as a trusted provider of solutions to their most critical  problems and combined with KeyW's workforce, we will be able to translate what they do into other equally  challenging environments, whether it's new sensor and communication enhancements for smart city, geospatial or  water security clients, cyber training and assessments to support our DoD, DoE and NASA clients or secure  infrastructure technology for our Buildings and Infrastructure business. We will be able to deploy enhanced  capabilities that benefit our current clients and springboard KeyW's growth into high value adjacent sectors.  Now, I'll turn it over to Kevin to present a financial overview of our acquisition.  ...  Kevin C. Berryman  Executive Vice President & Chief Financial Officer, Jacobs Engineering Group, Inc.  Thank you, Steve. Good morning and afternoon everyone. Let's turn to slide 16. As we have demonstrated in the  past we have a disciplined and agile process when determining whether to allocate capital for acquisitions. This  process is underwritten by the need for a strategic and cultural fit, margin enhancement benefits and risk adjusted  returns that exceed the value of buying back our own shares. We also heavily focus on the integration of the  acquired company, which we believe is rooted in the basis of a strong cultural fit and overlaid with a disciplined,  integrated management team comprised of leaders from both companies. The KeyW acquisition fulfills all of these  requirements.  One as Steve stated, the acquisition of KeyW fits squarely in ATEN's long-term strategy and provides BIAF with  access to next generation technology and services that our infrastructure customers are demanding as  information technology and operational technology converge. Two, the standalone margin profile is attractive and

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  7  Copyright © 2001-2019 FactSet CallStreet, LLC  expected to be accretive to both ATEN's and Jacobs' corporate operating profit margin and there is additional  upside in this case from $15 million of estimated run-rate cost synergies expected to be achieved by the end of  2020. These cost synergies are identified and comprised largely from the elimination of duplicative public  company costs and real estate savings. Three, while we review our current share valuation is attractive from a  return standpoint the acquisition surpasses our financial hurdle when considering the expected 25% plus EBITDA  growth compound annual growth rate potential.  As such, the expected internal rate of return is well into the teens and the multiple in 2020 adjusted EBITDA is  approximately 10 times, if we assume a full run rate at the $15 million in cost synergies. Four, finally, post close  the transaction we will continue to have a strong balance sheet with under 1 times leverage, again, if we assume  a full run rate of $15 million in cost synergies. Turning to slide 17, let me now discuss KeyW's adjusted EBITDA  growth potential in more detail. It is important to note that our definition of adjusted EBITDA is lower than KeyW's  2018 reported adjusted EBITDA of $50 million by $5 million related to stock compensation and our estimate of  approximately $7 million impacted from their discontinued flight services contract.  Our growth expectations are underpinned by both company-specific factors and attractive accelerating industry  tailwinds in the areas of next generation ISR Solutions, space-based intelligent and nation-state cyber  requirements. Overall, we believe the combination of KeyW's strong pipeline and cost synergy opportunities will  allow us to grow KeyW's adjusted EBIT by a compound annual growth rate of more than 25%, more than doubling  its 2018 adjusted EBITDA by 2022. Let me walk through the major components of the growth drivers. KeyW has a  strong committed backlog with less than one-third of revenue up for re-compete through 2020. The sales pipeline  is robust with just under $2 billion of opportunities pending award or in the proposal stage and a 41% trailing 12-  month new win rate.  Most importantly, a key driver of this growth will come from combining Jacobs' strong platform with KeyW's  leading ISR technology to meet the opportunities in the rapidly growing space-based ISR industry. In our view,  customer requirements in this environment are changing whereby clients now require shorter lead time, rapid  technology development. And this is specifically aligned to KeyW's core competitive advantage. Further, we  believe our platform and strong track record in executing large government programs will support KeyW's  competitiveness when head-to-head against larger peers. We also see opportunities to accelerate the Cyber and  Mission IT businesses as we bring our leading business development capabilities and cost efficient platform to  accelerate KeyW's ability to win more profitable and margin-enhancing work going forward.  This will further enhance our already strong backlog and pipeline within these businesses. Additionally and  importantly, not included in our forecast assumption is upside from cross-sell opportunities within our Buildings  and Infrastructure customer base. Turning to slide 18 and tying KeyW's financials back to our previous outlook for  ATEN. At our Investor Day, we provided organic outlook for our ATEN business shown in the middle column on  the right side of the slide of 2% to 3% estimated top line growth and double-digit adjusted operating profit growth  at the high end. While we are not formally updating that outlook today, we want to make it clear that KeyW's  contribution will be incremental to this outlook by approximately 100 basis points to organic revenue growth and  200 basis points to adjusted EBITDA growth, resulting in operating profit margins rising an additional 50 basis  points over the forecast period.  Turning to slide 19, given we are still finalizing our Q2 results, we're not commenting on our fiscal 2019 guidance  until we report earnings on May 7. However, as a result of the expected benefits from the compounding nature of  KeyW's earnings combined with our continued strong balance sheet capacity, we continue to see a path to $7 to  $8 of potential earnings power in 2021 and the KeyW acquisition only enhances our ability to reach these  potential 2021 EPS figures. Before I turn the call back to Steve on slide 20, let me reiterate the main components

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  8  Copyright © 2001-2019 FactSet CallStreet, LLC  of our capital allocation philosophy. Our number one focus remains organic growth within both businesses with  acquisitions used strategically to accelerate profitable growth. We remain committed to completing our announced  $1 billion share repurchase authorization and we will have $750 million remaining under that program when we  complete the $250 million ASR in June of this year. At that time, we will assess the current market conditions and  determine an updated view as to the pace and timing of any additional potential share repurchases in the short  term.  Let me now turn the call back over to Steve for a quick wrap up.  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc.  Thank you, Kevin. So this acquisition is a game changer that provides us with new and enhanced capabilities in  targeted high-value, high-growth sectors that align with our clients' mission-critical priorities. For employees, this  combination will create exciting career opportunities as part of a larger company with a greater geographic  footprint. Together with KeyW, we are expanding our leadership in the government services industry and  delivering on our commitment to being a company like no other. We're excited for the future of Jacobs and the  value we can create for this powerful transaction.  I would now like to open it up for questions.  ...  QUESTION AND ANSWER SECTION  Operator: [Operator Instructions] Your first question comes from Lucy Guo of Cowen & Company. Your line is  open.  ...  Lucy Guo  Analyst, Cowen & Co. LLC Q  Good morning, Steven, Kevin. Thanks for doing the call, and congrats on doing something fast. So maybe talk to  the timing and kind of the premise of the transaction given how quickly this came together even before you closed  the ECR sale?  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  Yeah, I think it was really driven by the – a sale process on KeyW side that brought it to today's point. And so, we  were delighted to be part of that and equally excited obviously to end up being able to make this announcement  this morning.  ...  Kevin C. Berryman  Executive Vice President & Chief Financial Officer, Jacobs Engineering Group, Inc. A  I do think Lucy, in addition to obviously the commentary from Steve, we are quickly approaching the finalization of  the ECR transaction and things are progressing and on track. So we are shortly going to be receiving a large  amount of cash, which will facilitate the ability to execute against this transaction with no real cash flow related  issues and the ability to have a very strong balance sheet after the transaction.  ...

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  9  Copyright © 2001-2019 FactSet CallStreet, LLC  Lucy Guo  Analyst, Cowen & Co. LLC Q  So question about the kind of the math to get from the $50 million consensus EBITDA number to the pro forma  number in the valuation and just also the context of KeyW has had a history of kind of I'm not able to sustain their  profitability if I can put it that way. And maybe just talk through how you got to the $0.25 to $0.30 of EPS accretion  in year one?  ...  Kevin C. Berryman  Executive Vice President & Chief Financial Officer, Jacobs Engineering Group, Inc. A  So there is a couple of things I think are important to recognize. Certainly, we believe that the $50 million that has  been identified as kind of the 2019 figure is, one, we would adjust that by stock comp, which obviously we always  reduce in terms of our recognition of what the underlying numbers are for EBITDA. If you take that and adjust for  the Flight business discontinued in 2018, the underlying EBITDA growth in 2019 is approaching 20% as a matter  of fact. And we fundamentally believe there's realness to that especially as it relates to the ISR momentum that is  building in the portfolio. We had great clarity provided during our due diligence process and we feel like this is a  very strong growth profile that's developing.  I think Steve commented on the combination impacts as well as I in terms of our prepared remarks and we do  fundamentally believe that this ability to combine the capability and expertise of the talent within KeyW and its  technology capabilities with the structure and discipline and resources available from Jacobs ensures that the  opportunities associated with KeyW and its technologically advanced capabilities becomes a reality. And so we're  excited about that opportunity and we expect that we are going to be embarking upon a very strong EBITDA  growth profile from here on in.  ...  Operator: Your next question comes from Josh Sullivan of Seaport Global. Your line is open.  ...  Josh Sullivan  Analyst, Seaport Global Securities LLC Q  Good morning and congratulations here.  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  Thank you.  ...  Kevin C. Berryman  Executive Vice President & Chief Financial Officer, Jacobs Engineering Group, Inc. A  Thank you.  ...  Josh Sullivan  Analyst, Seaport Global Securities LLC Q  Just on the $100 million of revenue synergies. How do those break down between the segments or the  operational verticals?  ...

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  10  Copyright © 2001-2019 FactSet CallStreet, LLC  Kevin C. Berryman  Executive Vice President & Chief Financial Officer, Jacobs Engineering Group, Inc. A  We haven't really disclosed all of the details as it relates to that. Certainly we believe there is a benefit to our  company because of our scale and ability to marry up with the KeyW team to provide greater certainty in the  investment profile relative to some of the needs for the development of the ISR business going forward. We also  believe that with the discipline and our leading platform capabilities it affords us the ability to offer the KeyW team  a more cost-effective positioning, which will facilitate their ability to win and compete on business going forward.  So I think it's across-the-board to support not only their ISR capabilities, but also their existing other businesses,  which I think the ability for us to create a more cost-effective environment is going to allow them to compete more  effectively with some of the larger players in this space.  ...  Josh Sullivan  Analyst, Seaport Global Securities LLC Q  And then just as far as the long-term targets of $7 in EPS, lower leverage, $8 a little higher leverage; has anything  changed? Is this deal in line with that previous thinking?  ...  Kevin C. Berryman  Executive Vice President & Chief Financial Officer, Jacobs Engineering Group, Inc. A  Yes. And I think, if anything, it increases the ability for those numbers to come to fruition.  ...  Operator: Your next question comes from Jamie Cook of Credit Suisse.  ...  Jamie L. Cook  Analyst, Credit Suisse Securities (USA) LLC Q  Hi. Good morning. Kevin, just a question on how you think about the multiple. I mean you're paying 16 times [ph]  ex (00:29:59) synergies so how you think about that multiple on a core basis and what justifies that? And how  does that – how do you think about multiples going forward for Jacobs just given all the cash that you're going to  have? Is this something you'd be comfortable with and should we always assume synergies. My second question  is two; can you talk about the free cash flow dynamics of this company? If you look historically, it hasn't been that  great. So I'm assuming there could be some opportunities there for you. Thank you.  ...  Kevin C. Berryman  Executive Vice President & Chief Financial Officer, Jacobs Engineering Group, Inc. A  So, the multiple clearly is a little bit more elevated than what we have normally had execution in terms of M&A.  However, we also believe firmly and explicitly in terms of the growth dynamic. So, I think if you start to look at the  2020 multiple that we talked about, Jamie, it very clearly is going to switch very soon to where the multiple  dynamics of what we're paying for this company is going to be south of what Jacobs' multiple is. So, really is a  function of the growth dynamic which we firmly believe in. And so, the ability for us and the belief that we think  that this transaction makes sense is firmly rooted in the belief of the growth dynamic going forward. And so, as we  think about 2020, 2021, 2022 the multiple dynamics and what we're paying for this company are going to be far  removed and much lower than what the multiple dynamic is for Jacobs internal.  So we're comfortable as it relates to that. I don't think you should assume that this kind of multiple is the kind of  multiples we should be thinking about going forward. I think it really is driven by the specificity associated with the  very strong growth profile that this company affords us. So I think that it is really, really important. I think the other

Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  11  Copyright © 2001-2019 FactSet CallStreet, LLC  issue that is important to note is the technology that this company brings to us is extraordinary. And if you look at  some of the other comparative deals and multiples associated with some of those entities, you start to get into  numbers that aren't too far off of the 16 times that – what you've alluded to. So not only do we have the  technology that's being included as part of this deal, you also have the growth associated with it as well.  So we're pretty excited about the coming together of those two issues in terms of the opportunity to create  significant shareholder value going forward. As it relates to the cash flow, you have to peel away the onion a little  bit on historical numbers because this is a highly levered company that will become a lot less levered when the  transaction obviously is completed. So if you look at the unlevered cash flow, we do believe there are some  opportunities there in working capital management which you know that we have very good numbers in our ATEN  business and we will look to try and improve that going forward. So we think that the cash flow dynamics should  be able to reach – to improve overtime as well as we look at incorporating this business into the ATEN business  and look for strong profiles of not only EBITDA growth but cash flow as well.  ...  Operator: Your next question comes from Andrew Wittmann of Baird. Your line is open.  ...  Andrew John Wittmann  Analyst, Robert W. Baird & Co., Inc. Q  Great. Thanks for taking my question. I guess, I wanted to just dig in a little bit more to the contracts, contract  structure here at KeyW. And I guess maybe first part of the question here would be related to the company is  obviously a lot smaller company than your company is, but it's also large in a way. The Federal government does  have these special carve-outs for smaller companies to help them compete against larger companies. I was  wondering if that's been benefiting some of the revenues or profitability over the years and ability to win works  since they have – are they in any special class given their size. And then just is this all cost plus work? I'm  assuming it is and then just related to that that flight services contract that they lost obviously that was a very  significant contract for the company. I was wondering if there's any other singularly large contracts that we should  be aware of inside that portfolio?  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  Yeah, Andrew, Steve here. Great question and we got Cliff Reynolds here, who led our due diligence team and  heads up our Global Sales Business Development in ATEN. So Cliff why don't you comment on it?  ...  Cliff Reynolds  Senior Vice President, Growth and Sales, Jacobs Engineering Group, Inc. A  Sure. Thanks. Yeah. Obviously in the ATEN business, we're very familiar with a lot of the set asides for smaller  business and [ph] Montgomery (00:34:45) contract. And that's always something we want to look at and we look  at these companies as – is there anything that might not translate in terms of growth or the ability [ph] to innovate  (00:34:53) contracts to our business. That's not the way that they have grown. The contract that they have are full  and open contracts that will be – we'll be able to compete on going forward and they haven't been benefiting from  that. So it's not a situation where it suddenly is a large business that anything will change. I was going to say  material, but nothing will change at all in terms of their pipeline and the types of contracts that they're pursuing. So  there is no impact from that. In terms of the types of contracts they have and the mix, I think we had a chart earlier  that, do you have the numbers here exactly Jon?

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  12  Copyright © 2001-2019 FactSet CallStreet, LLC  It's essentially a 60% – about a 40% cost reimbursable mix in the portfolio. And the other 60% is mix between  fixed price and time and material which is essentially fixed price labor, it's very much like fixed price. So it gives a  great opportunity in that, a large part of their portfolio to actually increase margins as you go forward. The cost  reimbursable work is associated with some long-term contracts that will be rebid. Actually a couple of largest  contract they have that really would be a driver for any type of rebid risk going forward are being extended and so  going from a 2020 situation for a rebid, those contracts moving to 2021. So it really has very minimal rebid risk  over the next couple of years with their larger contracts. And so that creates a great opportunity in the near term  to really focus on growth rather than [ph] incenting (00:36:19) their current portfolio.  ...  Andrew John Wittmann  Analyst, Robert W. Baird & Co., Inc. Q  Great. Maybe just quickly to follow-up here. Can you guys just talk about any break fees associated with this and  as well as the cost to achieve the cost synergies that you've identified?  ...  Kevin C. Berryman  Executive Vice President & Chief Financial Officer, Jacobs Engineering Group, Inc. A  Yeah, Andrew, there is 3.5% break fee that is embedded into the current contract. So that's kind of a standard  market, maybe a little bit on the higher side of the range. But yes, there's a 3.5% break fee. I would say it's  entirely market related. And then of course what was the second question, again, I'm sorry? Cost to achieve the  synergies, we have estimated at $25 million.  ...  Operator: Your next question comes from Michael Dudas of Vertical Research. Your line is open.  ...  Michael S. Dudas  Analyst, Vertical Research Partners LLC Q  Good morning gentlemen. Maybe Kevin, I think or maybe for Terry. Looking at the five-year EBITDA outlook that  you provided for us on KeyW are there certain end markets or larger contracts that haven't been put to bid yet but  are expected to be bid? And is there a thought or a change bringing the Jacobs platform on where you're – there  are certain other opportunities that will allow to show that type of growth especially when you look at the 2021 and  2022 forecast?  ...  Terence D. Hagen  Chief Operating Officer, Jacobs Engineering Group, Inc. A  Yeah, looking forward I'll highlight two things. One is, is that we do based on the current pipeline expect the mix to  evolve more towards the ISR business, which is the higher unit margin producing part of KeyW's portfolio. And  secondly, it's already been referenced, given 60% of their portfolio is – time of material on fixed price, those $15  million of net cost synergies drops straight to the bottom line. There's actually a higher number of gross cost  synergies that will further enhance competitiveness. So on the back of that robust pipeline that we see right now  that we think given the scale of the two companies, we can actually increase the size of the playing field we're  going after in combination not only produce the revenue growth numbers that we're looking at, but the evolution of  the margin profile over time; the greater mix toward ISR and the increased profitability on the remainder of the  Cyber and [ph] MITA (00:38:54) business.  ...  Operator: Your next question comes from Steven Fischer of UBS. Your line is open.  ...

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  13  Copyright © 2001-2019 FactSet CallStreet, LLC  Steven Fisher  Analyst, UBS Securities LLC Q  Thanks. Good morning, congratulations. Just on the cost synergies, to what extent do you think there is upside to  that $15 million? I'm wondering if that's a conservative estimate for the acquisition of a publicly traded company.  And then, how back end loaded do you think the revenue synergies will be over that kind of five-year period?  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  I'll start and then I'll ask Cliff to kind of add on. We're very confident in our ability to achieve the net $15 million. Do  I think there's upside? Yes, but I don't want to oversell it. We believe in the return profile around that assumption.  And I'm very confident in our ability to deliver it. And given that a lot of that is around redundant public company  cost, I am confident in our ability to start to deliver those cost synergies fairly early in the process. And then a little  further down the road as we get to combination of corporate business systems, et cetera, the rest will come.  In terms of the revenue synergy, they mature over time as you would expect as we bring the companies together  not only inside of ATEN, but also it's been referenced a couple of times that we see nice opportunities to apply  their ISR and cyber capabilities to the BIF business. And Cliff, I would just ask you to comment as to how we  expect those to mature over time and maybe a little more specificity in areas of the BIF business to where we  think is particularly – there's particular strong potential to apply some of the KeyW capabilities.  ...  Cliff Reynolds  Senior Vice President, Growth and Sales, Jacobs Engineering Group, Inc. A  Sure. Thank you. And to first go back and reiterate a little bit around the revenue synergies associated with ATEN  and KeyW. And the kinds of contracts we pursue, those cost synergies as Terry alluded to directly beat into  potential growth because they will become more competitive but on top of that what we really like is we talked a  bit about the really the lack of overlap and the synergy we get between their mission-focused IT and our  enterprise-focused IT. On top of that they provide those primarily to agencies where we don't have a strong  presence and they have a strong relationship and a lot of our work is in areas where we have close relationship.  So we have strong cross-selling opportunities right away where we can sell our capabilities to their customers and  vice versa with a lot of credibility right away. So those are some of the near term opportunities within ATEN. As  we looked at BIAF and a lot of it is around the ISR business, the sensor business and while it [indiscernible]  (00:41:36) space-based intelligence translate into a commercial kind of a commercial [ph] build (00:41:42), really  keep in mind that what they're doing is really a data gathering, it's kind of an opportunity. So there's a lot of  commercialization going on across ISR and while they haven't focused KeyW hasn't previously, their technology  is leading edge and I feel ahead of what's going on commercially.  So our ability where we're doing geospatial work, precision agriculture type opportunity, the ability to do water  protection – some of the water leadership we gained due to CH acquisition is further strengthened now by  technology that enables us to really push that to a new level and the whole smart city application. They are a  leader in software defined radios for example and other technologies that are going to be very important such as  the smart cities going forward. So it brings something beyond our knowhow and our people which is very strong.  Now we have a lot of backing from technology and really leading edge capabilities that are going to push some of  those markets.  ...

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  14  Copyright © 2001-2019 FactSet CallStreet, LLC  Steven Fisher  Analyst, UBS Securities LLC Q  Great. And then how much of this business is space today? Where do you think that'll be in the next few years  and what impact will that have on margins? And then related to that, how do the margins in the $2 billion of  pending awards compare to the $1 billion of backlog today?  ...  Kevin C. Berryman  Executive Vice President & Chief Financial Officer, Jacobs Engineering Group, Inc. A  It's basically you've got three – of the three businesses ISR is about 25%. So it's 50% is the [ph] MITA (00:43:06)  business and the balance is cyber 25% and ISR 25%. The strongest growth profile that has hopefully clearly  come out in the discussion over the last 45 minutes is ISR and we would expect that that to become a much  larger piece of the portfolio going forward, certainly well above the 25% number. We haven't given specific kind of  disclosures relative to the growth profile, but you can certainly imagine that a big chunk of our belief in the growth  profile going forward is relative to ISR that is the highest growth profile that we expect over the next four or five  years.  ...  Cliff Reynolds  Senior Vice President, Growth and Sales, Jacobs Engineering Group, Inc. A  I'll add on to that briefly. I think specifically around the space aspect of that – that's a – their traditional ISR  business wasn't really space. They've grown a nice business with nice margins and growth year-over-year really  primarily around ISR for intelligence community customers and other agencies that are really more around land  and both manned and unmanned platforms with their ISR sensors. So that's a growing business. That alone is a  very attractive high margin growing business and really the space piece is not really – has not really materialized  in terms of big numbers at this point. They've gone successfully first on some early design phases with a lot of  success and they appear to at this point be out in front of some – a lot of competitors in that market. So while we  feel there's a lot of growth there, the numbers to-date have not reflected that. That's why we're really so excited  about the opportunity that'll bring into the future.  ...  Operator: Your next question comes from Tahira Afzal, a shareholder (sic) [KeyBanc] (00:44:50). Your line is  open.  ...  Tahira Afzal  Analyst, KeyBanc Capital Markets, Inc. Q  Hi there. I'm a shareholder. It looks like [indiscernible] (00:45:00-00:45:04).  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  Tahira?  ...  Tahira Afzal  Analyst, KeyBanc Capital Markets, Inc. Q  Yes.  ...

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  15  Copyright © 2001-2019 FactSet CallStreet, LLC  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  You're coming in, we can't hear you. It's all broken up.  ...  Tahira Afzal  Analyst, KeyBanc Capital Markets, Inc. Q  Is this better? Hello. Hello.  ...  Kevin C. Berryman  Executive Vice President & Chief Financial Officer, Jacobs Engineering Group, Inc. A  Maybe you could call back in Tahira and get in the queue. Happy to take the question.  ...  Tahira Afzal  Analyst, KeyBanc Capital Markets, Inc. Q  Yeah. I think I'll just call from my cell phone. I think [indiscernible] (00:45:26) office, sorry about this guys.  ...  Operator: Your next question comes from Jerry Revich of Goldman Sachs. Your line is open.  ...  Jerry Revich  Analyst, Goldman Sachs & Co. LLC Q  Yes, hi. Good morning. I'm wondering if you could talk about the – I guess key elements of growth in 2020 versus  2019 in your outlook? It looks like, correct me if I'm wrong Kevin that you're looking for underlying KeyW organic  EBITDA growth in the 35% or so range. I think that's a good deal higher than consensus. So can you just help us  understand the visibility around that growth path in 2020 versus in 2019? What are the biggest pockets of growth?  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  Okay. Jerry, the clear delineation of growth is oriented while the portfolio – let me back up, the portfolio in total we  believe is a growth portfolio. So we like the growth profile of the media business, we like the growth profile of  cyber but the clear larger growth profile is associated with the ISR business. That is going to be a driver to the  growth profile in 2020 and beyond. So I think it's consistent with what we're talking about, as it relates to the  opportunity to grow on the top line and of course we also have some numbers as it relates to our opportunity to  deliver the synergies as well.  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  Maybe I could add one thing relative to the ISR business. We've been able to validate not only through what  we've seen through the due diligence process, but also our position as a member of the intelligence contracting  community, several major space-based ISR programs and also validate where we believe is KeyW's differentiated  position. So I agree with what Cliff said, it has not historically been a major part of their portfolio or their margin  profile. But with what we have seen and been able to validate relative to the pipeline and their position including a  very significant classified program to where they have a particularly favorite position that in particular drives some  of the growth dynamics at the top line, but especially the bottom line as that mix shifts more towards the higher  margin ISR business.

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  16  Copyright © 2001-2019 FactSet CallStreet, LLC  Cliff Reynolds  Senior Vice President, Growth and Sales, Jacobs Engineering Group, Inc. A  The last thing I'll add is that, as we've looked at their waterfall – their pipeline of opportunities going forward,  they're very clear that this business development capability really came into being after the KeyW [indiscernible]  (00:48:06) merger. And they've been working to put together this robust team and really now have a pipeline  unlike anything they've had in the past that is really even outside the ISR business. If you look at the Cyber and  Mission IT business as well with the longer-term contracts that we're very familiar with and it's a primary part of  our business space, we understand those contracts very well and they have been able to build now a stronger  pipeline than they've had before. And we feel that with the team they have adding that with, with what we can  bring both in terms of passive formats and new capabilities to supplement what they're doing with that pipeline  and cost synergies that their growth going forward would be unlike what they've had in the past.  ...  Jerry Revich  Analyst, Goldman Sachs & Co. LLC Q  Okay. Thank you. And then, just take a step back at the Analyst Day, you folks identified targets for growth  investment that now it looks like you've checked the box in terms of having the organic capability on each of those  five areas. So what does that mean for the M&A opportunity going forward? How active is the bid pipeline? Can  you give us an update around those pieces please?  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  I think, obviously this opportunity we – at the time of Investor Day, we – I can tell you this clearly was some – on  our radar screen but wasn't at the – up to the level that it – we thought it would get to today's point and we are  delighted that it did. And we have a tremendous organic growth opportunity in front of us both the BIF and ATEN  and so I think everyone should sort of understand that is our top focus as we separate out ECR shortly, we first  and foremost want to deliver on the organic – tremendous opportunity with the CH2M combination that's  especially focused on BIAF.  And as we've said in most recent earnings calls, our pipeline in ATEN is at the highest level ever and we've got  tremendous opportunities over the next couple of years. But clearly, when we saw an opportunity to go after  KeyW, as you said, squarely fits on all elements that Terry presented at Investor Day around ATEN and so was to  us a no-brainer from a game changer and opportunity to really elevate ourselves and the government services  space. So yeah, we're always going to be active in the M&A market and understand what's out there, but I can't  overemphasize the focus on the organic opportunity we have in front of us.  ...  Operator: Your next question comes from Andy Kaplowitz of Citi. Your line is open.  ...  Andrew Kaplowitz  Analyst, Citigroup Global Markets, Inc. Q  Hey, good morning guys.  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  Good morning.  ...

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  17  Copyright © 2001-2019 FactSet CallStreet, LLC  Kevin C. Berryman  Executive Vice President & Chief Financial Officer, Jacobs Engineering Group, Inc. A  Good morning, Andy.  ...  Andrew Kaplowitz  Analyst, Citigroup Global Markets, Inc. Q  Steve or Kevin you talked about the cultural fit between Jacobs and KeyW. We know you have some cyber  already in Jacobs, but ISR tech companies tend to have their own unique culture. So what are you doing to keep  some of the key managers at KeyW? And could you give us more color regarding the cultural fit between the two  companies?  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  Let me start again, I think Cliff can provide us a good view on that since he spent many days with all the key  leaders as I did as well and Terry and others. What we see is a tremendous opportunity is the cultural fit is  fantastic. And like anything else as great of a company is KeyW is because of its leverage or because of its size,  there was – there were some things that they were missing and an opportunity to really drive the growth  opportunity. First in the base businesses around as you mentioned Cyber and their Mission Intelligence business,  but also as now this tremendous space opportunities evolving is to be able to combine with us. What I'm saying is  I think that is just going to further elevate and align the cultural fit, because their employees are going to see that  we are prioritizing the revenue growth.  Yes, there's $15 million of synergies here, but and we're highly confident and as Terry said as always we hope  there's upside, but that's not the success scenario here. The success scenario is unleashing the tremendous  growth opportunity in all three of those lines of business that are highly complementary. In cyber, you mentioned –  we both bring a tremendous footprint on cyber, but it's very complimentary. They're more offensive, we're more  defensive. You put that together with all of the Media business and we become a world scale, federal IT player  that brings tremendous skill mix now that – that we didn't have and they didn't have. So, we see a tremendous  opportunity there. But Cliff, you want to talk a little more about culture?  ...  Cliff Reynolds  Senior Vice President, Growth and Sales, Jacobs Engineering Group, Inc. A  Sure. We had a well, maybe somewhat unique opportunity in due diligence to have just tremendous amount of  engagement between not just myself. I had a very large team of Jacobs' leaders, technical level personnel,  functional support staff, that got an opportunity to spend a week-and-a-half to two weeks closely engaging faceto-  face with a great part of their leadership. And so, I don't want it to be lost in the fact that what we talk about a  lot about their technology and proprietary tools and so forth. We recognize that that those are only as good as the  people we're bringing. They have to continue to develop that.  So, really what we're looking at is making sure that the people are excited and that was our experience during the  entire engagement was that the excitement level on both ends grew, the team that I had deployed doing due  diligence working with their team. We saw over time the relationship we're building and both sides were excited  and if you take something like cyber for example. While we both have cyber, I found that there's really nothing  more than your cyber folks want to know that you're continuing to invest in that part of the business. So I think  that's exciting both KeyW and Jacobs personnel in those areas because they realize it's important to us that we're

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  18  Copyright © 2001-2019 FactSet CallStreet, LLC  going to invest and everything I've seen so far is everyone's embracing that and the culture seemed to fit very  well.  ...  Andrew Kaplowitz  Analyst, Citigroup Global Markets, Inc. Q  That's helpful guys. And Kevin you mentioned a doubling of KeyW's EBITDA by 2022. How much of that doubling  do you think is just improving execution, lowering costs in the business or leveraging cost over a larger footprint?  In other words what's under your control in terms of self-help? And with the EBITDA margin potential of the  business from the less than 10% than it is today, KeyW doesn't look like it has several interesting and unique  technologies.  ...  Kevin C. Berryman  Executive Vice President & Chief Financial Officer, Jacobs Engineering Group, Inc. A  Look, I think clearly the combination of the two organizations affords us an ability to execute against the self-help  dynamic that you outlined. Certainly the synergies are part of that and certainly the ability to be disciplined and  focused in terms of being cost efficient, which affords the team an ability to be better positioned in winning new  business. And I think that that is clearly a driver on what I will call the Mission IT and the Cyber-related parts of  the business. But I don't want to discount the technology play as well. Certainly, Steve talked about it and Terry  and Cliff have both alluded to it. This is a business that we feel has allowed KeyW to create a competitive  advantage as they sit here today.  And what effectively the combination allows is Jacobs to ensure that the nurturing and investment profile to allow  that technology to become what it fully can become is a big thing. And I think that the excitement level that we  have as it relates to supporting those technologies and allowing the KeyW personnel and capabilities to be  unleashed I think is a big part of it. And so I think it's both. And so the self-help pieces – the rigor and discipline  and cost effectiveness to make sure that that margin profile is appropriate and allows the team to win more  business but the technology and the ability to unleash the potential of that technology, which obviously we feel  strongly about is another large piece of it as well.  ...  Operator: Your next question comes from Josh Sullivan of Seaport Global. Your line is open.  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  You there, Josh? Next question, then? Josh, you there?  ...  Operator: Your next question comes from Tahira Afzal of KeyBanc.  ...  Tahira Afzal  Analyst, KeyBanc Capital Markets, Inc. Q  Hi, guys. I hope this is better.  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  Much better.  ...

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  19  Copyright © 2001-2019 FactSet CallStreet, LLC  Tahira Afzal  Analyst, KeyBanc Capital Markets, Inc. Q  Okay, great. So first, I was doing some quick math around your slide 18, in terms of estimated KeyW additional  impact. And it seems you're not assuming anything aggressive on the revenue growth side at least maybe in line  in fact with how consensus is doing there. How it worked through the operating profit and profit margin  assumptions, assume they're conservative as well. So is that kind of how you're looking at it, while you're seeing  the ability to double EBITDA by 2022, you baked in something, a little more conservatively into what's on slide  18?  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  So just I want make sure it was clear Tahira that the $100 million revenue synergies that we initially put out there  are not included in our economics or in our model. So they're not reflected on that page you're looking at. And we  spent most of the time here talking about ATEN but now once we get this completed, and we'll start here forming  our integration process, et cetera, that there's a tremendous opportunity we believe in BIF as well. So these are  some things that we'll be able to provide some more color on as we move forward.  ...  Tahira Afzal  Analyst, KeyBanc Capital Markets, Inc. Q  Got it. Okay. And I guess the whole cyber side obviously – if you go through even the quadrennial review of all the  subsequent defense strategy documents that have come out since then. They clearly are pointing to this being  one of the highest growth areas of investment not only for the U.S. government, but really for many more other  than themselves. But I mean do you feel as you look three to five years out, as you look to balance the company  in terms of end market exposure that your next strategic acquisitions are now clearly meant to balance out how  much you're growing on the sort of defense side?  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  I think we have two business lines that we are moving forward with the sale of ECR and we are equally excited  about both. We believe that there will be, as I mentioned first of all, tremendous organic opportunity on both. But  from time-to-time there will be bolt-on opportunities for BIF as well as ATEN. This obviously provides a new  platform for us to do future potential bolt-ons, which will further differentiate ourselves and bring tool sets, et  cetera. But clearly we're excited about the fact that this gets us bigger and in a very value creating way and a high  quality driven by IT and technology in our ATEN business. But there's no intentional sort of balancing, if you will,  more around as opportunities present themselves, which creates the best value always against the backdrop of  deploying our capital and buying back our own stock. And this clearly is our priority over the last month or so.  ...  Operator: Your final question comes from Josh Sullivan of Seaport Global. Your line is open.  ...  Josh Sullivan  Analyst, Seaport Global Securities LLC Q  Sorry about that. Can you hear me now?  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  20  Copyright © 2001-2019 FactSet CallStreet, LLC  Yeah.  ...  Kevin C. Berryman  Executive Vice President & Chief Financial Officer, Jacobs Engineering Group, Inc. A  Yeah. Great, Josh. Glad you made it.  ...  Josh Sullivan  Analyst, Seaport Global Securities LLC Q  Just on the space exposure, in particularly small SATs. KeyW has an important launch for a customer this  summer. Can you expand on how Jacobs space hardware, launch capabilities may bring some overlap? Is there  a vertical integration play here with small satellites or even in that contract?  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  Hi. So, I'll take that clip by all means. In essence, no, but if you look at what we do in space right now, which is  principally with NASA, while we are in the Launch Support business at Kennedy Space Center in reconfiguring  that infrastructure for a post-shuttle scenario, we're not in the defense for the intelligence community launch  business and it's not part of our near-term strategy at least at this point. So, I think the short answer is not really at  this point.  ...  Josh Sullivan  Analyst, Seaport Global Securities LLC Q  Got it. And then just one on the cyber security side, Blue Canopy already gave you guys some good access to  cyber consulting. But does KeyW expand on that position? Does it give you better position versus larger players  like [indiscernible] (01:02:04)? Do you see consulting as a key area going forward?  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc. A  The answer is, yes. And I'll link this to one of our strategic popular areas from Investor Day, which was to drive  growth in a Cyber-Engineering business. We think they bring new capabilities including on the offensive side,  which also as you would expect as you're trying to defend, brings you relevant expertise. They bring scale which  is very relevant in the ability to grow and export a cyber-capability across Jacobs' entire customer set. Another  thing we said we wanted to do at Investor Day and so that combination of enhanced capability, enhanced scale  we think will be an important driver for that element of the ATEN growth strategy around cyber engineering.  ...  Cliff Reynolds  Senior Vice President, Growth and Sales, Jacobs Engineering Group, Inc. A  One thing that I'll add is that a large portion of the cyber portfolio while they do have quite a bit of that work is  around operations and analysts and so forth a large portion is around training actually and so a lot of the IT there  is training. So a couple of things about that having a large cyber training capability around offense and the  defense in cyber allows us access and exposure to a large part of the community from the government side to  come through that training. And we also view it as a way going forward to, it's very challenging to develop a  workforce, a trained workforce of cyber experts these days and having that in-house capability to train, we view as  something that going down the road will give us an opportunity to build an even larger and more robust cyber  workforce.

  Jacobs Engineering Group, Inc. (JEC)  Acquisition of The KEYW Holding Corp. Solutions by Jacobs Engineering Group, Inc  Call  Corrected Transcript  22-Apr-2019  1-877-FACTSET www.callstreet.com  21  Copyright © 2001-2019 FactSet CallStreet, LLC  Operator: That concludes our question-and-answer session. I'll now return the call to our presenters.  ...  Steven J. Demetriou  Chairman & Chief Executive Officer, Jacobs Engineering Group, Inc.  Okay. Thanks everyone for calling in and we'll look forward to talking to you soon on our earnings call. Thank you.  ...  Operator: This concludes today's conference call. You may now disconnect.  Disclaimer  The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error -free statement or summary of the available data.  As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any  information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis  of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is  not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be illegal. Any  information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet  CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein.  THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStreet, LLC AND ITS  LICENSORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT  LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON-INFRINGEMENT. TO THE  MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS  ASSOCIATES, LICENSORS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT  LIMITATION DAMAGES FOR LOST PROFITS OR REVENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MALFUNCTION, USE,  DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR  IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN OR ANY OTHER SUBJECT MATTER HEREOF.  The contents and appearance of this report are Copyrighted FactSet CallStreet, LLC 2019 CallStreet and FactSet CallStreet, LLC are trademarks and service marks of FactSet CallStreet, LLC.  All other trademarks mentioned are trademarks of their respective companies. All rights reserved.